Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-153509) and S-8 (No. 333-145036) of Dolan Media Company our report dated February 13, 2009, on our audit of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of Dolan Media Company on Form 10-K for the year ended December 31, 2008.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Southfield, Michigan
March 11, 2009